Exhibit 99.1

Horizon Acquisition Corp. Announces PIPE Investment by DraftKings

NEW YORK, New York – October 14, 2021 – Horizon Acquisition Corp. (NYSE: HZAC) (“Horizon” or the “Company”) announced today that Eldridge Industries, LLC (“Eldridge”), an affiliate of Horizon’s sponsor, Horizon Sponsor, LLC, has entered into an agreement with DraftKings (NASDAQ: DKNG) to make a private placement PIPE investment in connection with the closing of the previously announced merger between Horizon and Vivid Seats. The investment will be part of the previously announced PIPE financing for the transaction, with DraftKings assuming a portion of Eldridge’s commitment. The closing of the investment is conditioned upon completion of the business combination between Horizon and Vivid Seats, which is subject to approval of Horizon’s shareholders.

Stan Chia, Chief Executive Officer of Vivid Seats, stated, “Todd and the Horizon team continue to provide strategic value as our merger partner, just one of our transaction’s unique, differentiating factors. We are delighted to have the support of DraftKings, a premier, customer-centric destination for fans.”

Todd Boehly, Chairman and Chief Executive Officer of Horizon Acquisition Corp., commented, “We are pleased to announce this investment from DraftKings, one of the country’s leading and most visible sports tech entertainment companies. Today’s announcement is a nod to Vivid Seats’ growing and powerful ticketing marketplace, and will aid the company with its overall mission to empower fans to ‘Experience It Live.”

Jason Robins, Chief Executive Officer of DraftKings, commented, “Like DraftKings, Vivid Seats is a technology-driven company aligned very closely with our customer-centric business model. We look forward to exploring future marketing and promotional collaborations with Vivid Seats that further enhance DraftKings’ ability to offer an unmatched consumer experience.”

As part of the investment, Eldridge has agreed to provide DraftKings the option to sell its Vivid Seats shares to Eldridge on the business day following the first anniversary of Horizon and Vivid Seats’ business combination closing at price of $9.77 per share, conditioned upon DraftKings continuously holding the Vivid Seats shares until such date and certain other terms and conditions.

“As an investor in both DraftKings and Vivid Seats, we are excited about the strategic benefits that both firms can derive from working with one another and are happy to stand behind DraftKings’ investment for a limited period to help enhance their relationship,” said Mr. Boehly.

About Horizon Acquisition Corporation

Horizon is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Horizon is sponsored by Horizon Sponsor, LLC, an affiliate of Eldridge. Horizon is led by Todd Boehly, the Co-founder, Chairman and Chief Executive Officer of Eldridge. Horizon’s securities are traded on NYSE under the ticker symbols HZAC, HZAC WS and HZAC.U. Learn more at https://www.horizonacquisitioncorp.com/.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live”, the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as America’s Best Company for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling at 866-848-8499.

Additional Information about the Business Combination and Where to Find It

In connection with the proposed business combination, Horizon will merge with and into Vivid Seats Inc., which will be the surviving entity and the going-forward public company and has filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which includes a proxy statement/prospectus, and certain other related documents, to be used at the meeting of stockholders to approve the proposed business combination. INVESTORS AND SECURITY HOLDERS OF HORIZON ACQUISITION CORPORATION ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS THERETO AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIVID SEATS, HORIZON AND THE BUSINESS COMBINATION. The proxy statement/prospectus will be mailed to shareholders of Horizon as of a record date to be established for voting on the proposed business combination. Investors and security holders will also be able to obtain copies of the Registration Statement and other documents containing important information about each of the companies once such documents are filed with the SEC, without charge, at the SEC's web site at www.sec.gov.

Participants in Solicitation

Horizon and its directors and executive officers may be deemed participants in the solicitation of proxies from Horizon’s members with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in Horizon is contained in Horizon’s filings with the SEC, including Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021 and amended on May 10, 2021, and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to Horizon Acquisition Corporation, 600 Steamboat Road, Suite 200, Greenwich, CT 06830. Additional information regarding the interests of such participants will be set forth in the Registration Statement for the proposed business combination when available. Vivid Seats and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Horizon in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the Registration Statement for the proposed business combination when available.

No Offer or Solicitation

This document does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This document also does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements Legend

Certain statements made in this document are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the transaction between Vivid Seats and including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by Vivid Seats and the markets in which it operates, and Vivid Seats’ projected future results. These forward-looking statements generally are identified by the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," “targets”, "may," "will," "should," “would,” “will be,” “will continue,” “will likely result,” "future," "propose," “strategy,” “opportunity” and variations of these words or similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or are not statements of historical matters are intended to identify forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, guarantees, assurances, predictions or definitive statements of fact or probability regarding future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Vivid Seats’ or Horizon’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to complete the business combination in a timely manner or at all (including due to the failure to receive required shareholder approvals, or the failure of other closing conditions such as the satisfaction of the minimum trust account amount following redemptions by Horizon’s public stockholders and the receipt of certain governmental and regulatory approvals), which may adversely affect the price of Horizon’s securities; the inability of the business combination to be completed by Horizon’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Horizon; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the inability to recognize the anticipated benefits of the proposed business combination; the inability to obtain or maintain the listing of Vivid Seats’ shares on a national exchange following the proposed business combination; costs related to the proposed business combination; the risk that the proposed business combination disrupts current plans and operations, business relationships or business generally as a result of the announcement and consummation of the proposed business combination; Vivid Seats’ ability to manage growth; Vivid Seats’ ability to execute its business plan and meet its projections; potential disruption in Vivid Seats’ employee retention as a result of the transaction; potential litigation, governmental or regulatory proceedings, investigations or inquiries involving Vivid Seats or Horizon, including in relation to the transaction; changes in applicable laws or regulations and general economic and market conditions impacting demand for Vivid Seats or Horizon products and services, and in particular economic and market conditions in the live events industry in the markets in which Vivid Seats operates; and other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the proposed business combination, including those under “Risk Factors” therein, and in Horizon’s other filings with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Vivid Seats and Horizon assume no obligation and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Neither Vivid Seats nor Horizon gives any assurance that either Vivid Seats or Horizon will achieve its expectations.

Contacts:

Investors

Ashley DeSimone, ICR

Ashley.DeSimone@icrinc.com

646-677-1827

Brett Milotte, ICR

Brett.Milotte@icrinc.com

332-242-4344

Media

Julia Young, ICR

Julia.Young@icrinc.com

646-277-1280